Exhibit 99.1

TransDigm Group Declares a Special Cash Dividend of $90.00 Per Share and Announces Successful Completion of Incremental Debt

Cleveland, Ohio, August 20, 2025/PRNewswire / -- TransDigm Group Incorporated (“TransDigm Group”) (NYSE: TDG) today announced that its Board of Directors has authorized and declared a special cash dividend of $90.00 on each outstanding share of common stock and cash dividend equivalent payments on eligible vested options granted under its stock option plans. The record date for the special dividend is September 2, 2025, and the payment date for the dividend is September 12, 2025.

TransDigm Group also announced today that on August 19, 2025, its wholly-owned subsidiary, TransDigm Inc., received the funding of the previously announced incremental $5.0 billion of new debt, consisting of $500 million of new Senior Secured Notes maturing 2034 with an interest rate of 6.25%, $2.0 billion of new Senior Subordinated Notes due 2034 with an interest rate of 6.75% and $2.5 billion of new term loans maturing 2032 with an interest rate of Term SOFR plus 2.5%.

“Our regularly stated goal is to deliver returns to shareholders that are comparable to those of well performing private equity funds, while offering the liquidity of a public market. This special dividend is a key part of our ongoing efforts to actively manage our balance sheet and achieve that objective,” stated Kevin Stein, TransDigm Group’s President and Chief Executive Officer. “The payout of this $90.00 per share special dividend will leave us with significant liquidity and financial flexibility to address any likely range of capital requirements or other opportunities. As you know, we are continuously assessing our capital allocation options and are pleased to return this capital to our shareholders.”

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, batteries and chargers, engineered latching and locking devices, engineered rods, engineered connectors and elastomer sealing solutions, databus and power controls, cockpit security components and systems, specialized and advanced cockpit displays, engineered audio, radio and antenna systems, specialized lavatory components, seat belts and safety restraints, engineered and customized interior surfaces and related components, advanced sensor products, switches and relay panels, thermal protection and insulation, lighting and control technology, parachutes, high performance hoists, winches and lifting devices, cargo loading, handling and delivery systems, specialized flight, wind tunnel and jet engine testing services and equipment, electronic components used in the generation, amplification, transmission and reception of microwave signals, and complex testing and instrumentation solutions.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements. All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; supply chain constraints; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; failure to complete or successfully integrate acquisitions; our indebtedness; current and future geopolitical or other worldwide events, including, without limitation, wars or conflicts and public health crises; cybersecurity threats; risks related to the transition or physical impacts of climate change and other natural disasters or meeting sustainability-related voluntary goals or regulatory requirements; our reliance on certain customers; the United States (“U.S.”) defense budget and risks associated with being a government supplier including government audits and investigations; failure to maintain government or industry approvals; risks related to changes in laws and regulations, including increases in compliance costs and potential changes in trade policies and tariffs; potential environmental liabilities; liabilities arising in connection with litigation; risks and costs associated with our international sales and operations; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s most recent Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:

Investor Relations

(216) 706-2945

ir@transdigm.com